Exhibit 21.1

Subsidiaries of THCG, Inc.

Name of Subsidiary                                Jurisdiction of Incorporation
- ------------------                                or Organization
                                                  ---------------

Tower Hill Securities, Inc.                       New York
THCG, LLC                                         Delaware
Walnut Growth Partners Limited Partnership        Illinois
THCG Ventures, LLC                                Delaware
THCG Venture Partners I, LLC                      Delaware
THCG Partners, LLC                                Delaware


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